Exhibit 99.2

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: August 19, 2024

WPC MANAGEMENT SERVICES INC.

By:	/s/ John Cundari
	Name:	John Cundari
	Title:	Partner

WPC GP I INC.

By:	/s/ John Cundari
	Name:	John Cundari
	Title:	Partner

WINDSOR PRIVATE CAPITAL LP, by its general partner, WPC GP I INC.

By:	/s/ John Cundari
	Name:	John Cundari
	Title:	Partner

JORDAN KUPINSKY

/s/ Jordan Kupinsky

HJRK HOLDINGS INC.

By:	/s/ Jordan Kupinsky
	Name:	Jordan Kupinsky
	Title:	President and Director

ROCCO MARCELLO

/s/ Rocco Marcello

JOHN CUNDARI

/s/ John Cundari